UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐    Preliminary Proxy Statement☐
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☐    Definitive Proxy Statement
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CBL & ASSOCIATES PROPERTIES, INC.

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Contact: Katie Reinsmidt, Vice President- Corporate Communications and Investor Relations, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES EXTENDS TIME FOR SUBMISSION OF STOCKHOLDER VOTES AT SPECIAL MEETING

CHATTANOOGA, Tenn. (September 11, 2009) - CBL & Associates Properties, Inc. (NYSE: CBL) today announced that in order to allow more time for stockholders to submit votes, the Company has decided to convene the special meeting to be held at 4:00 p.m. EDT on September 21, 2009, but then adjourn it until 4:00 p.m. EDT on October 7, 2009.

The Company has distributed amended proxy materials and proxy cards to reflect a reduction in the amount of the increase in the number of shares of authorized common stock being sought at the special meeting of stockholders on September 21, 2009. The revised proposal would increase the total number of authorized shares of the Company’s Common Stock, par value $0.01 per share, from 180 million to 350 million shares.

About CBL & Associates Properties, Inc.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 161 properties, including 89 regional malls/open-air centers. The properties are located in 27 states and total 86.8 million square feet including 2.7 million square feet of non-owned shopping centers managed for third parties. CBL currently has four projects under construction totaling 2.3 million square feet including Settlers Ridge in Pittsburgh, PA; The Pavilion at Port Orange in Port Orange, FL; The Promenade in D’Iberville (Biloxi/Gulfport), MS; and one community center. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas, TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

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